UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Event Date:  November 9, 2005

File Date:  November 15, 2005

Commission file number: 333-104141

REMINGTON ARMS COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware                             51-0350935

(State or other jurisdiction of incorporation or organization)                          (I.R.S. Employer Identification No.)

870 Remington Drive

P.O. Box 700

Madison, North Carolina 27025-0700

(Address of principal executive offices)

(Zip Code)

(336) 548-8700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4c under the Exchange Act (17 CFR 240.13e-4c)

This Form 8-K has 3 pages

ITEM 4.01 Changes in Registrant’s Certifying Accountant.

        On November 9, 2005, the shareholders of Remington Arms Company, Inc. (the “Company”) voted to dismiss PricewaterhouseCoopers LLP (“PwC”) and appoint Grant Thornton LLP (“Grant Thornton”) as the Company’s independent registered public accounting firm. PwC's dismissal was subject to completion of procedures on the following: (i) the unaudited interim financial statements of the Company as of September 30, 2005 and for the three-and nine-month periods then ended and (ii) the Form 10-Q in which such financial statements were included. Such procedures were completed on November 14, 2005. The Audit Committee of the Company approved the dismissal of PwC and the appointment of Grant Thornton.

        The reports of PwC on the financial statements of the Company as of and for the years ended December 31, 2004 and 2003 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principle.

        During the years ended December 31, 2004 and 2003, and through November 14, 2005, there have been no (1) disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of PwC, would have caused PwC to make reference thereto in their reports on the financial statements for such years, or (2) reportable events as described under Item 304(a)(1)(v) of Regulation S-K.

        The Company has requested PwC to furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements.

        During the two most recent fiscal years ended December 31, 2004 and December 31, 2003, and in the subsequent interim period through the date of PwC’s dismissal, the Company did not consult with Grant Thornton regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

ITEM 9.01 Financial Statements and Exhibits

(a)  Financial statements of businesses acquired

                 Not applicable.

(b)  Pro forma financial information

               Not applicable.

(c)  Exhibits

              Attached as Exhibit 16 is a letter from PricewaterhouseCoopers LLP dated November 15, 2005.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

REMINGTON ARMS COMPANY, INC.

/s/ MARK A. LITTLE
Mark A. Little

Executive Vice President, Chief Financial
Officer and Chief Administrative Officer
(Principal Financial Officer)

November 15, 2005